Exhibit 21

KAISER GROUP HOLDINGS, INC.
9300 Lee Highway

Fairfax, VA 22031

(703) 934-3414

Kaiser Group Holdings, Inc.’s consolidated subsidiaries are listed below.  Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

Jurisdiction
Consolidated Subsidiary							of Formation

I.	KAISER GROUP HOLDINGS, INC.						Delaware

	II.	Kaiser Group International, Inc.					Delaware
		III. Kaiser Analytical Management Services, Inc.					Delaware
		III.	Kaiser Engineers Group, Inc.				Delaware
			IV.	Kaiser Engineers, Inc.			Ohio
				V.	Kaiser Overseas Engineering, Inc.		Delaware
				V.	Kaiser Engineers and Constructors, Inc.		Nevada
					VI.	Kaiser Engenharia, S.A. (50%)	Portugal
				V.	Kaiser Engineers International, Inc.		Nevada
					VI.	Kaiser Engenharia, S.A. (50%)	Portugal
		III.	Kaiser Government Programs, Inc.				Delaware
			IV.	Kaiser K-H Holdings, Inc.			Delaware
				V.	Kaiser-Hill Company, LLC (50%)		Colorado
					VI.	Kaiser-Hill Funding Company, L.L.C. (98%)	Delaware
				V.	Kaiser-Hill Funding Company, L.L.C. (1%)		Delaware
		III.	Kaiser Holdings Unlimited, Inc.				Delaware
			IV.	Kaiser Engineers Eastern Europe, Inc.			Delaware
				V.	Kaiser Netherlands B.V. (10%)		Netherlands
			IV.	Kaiser Netherlands B.V. (90%)			Netherlands
		III.	Kaiser Technology Holdings, Inc.				Delaware
		III.	Monument Select Insurance Company				Vermont
			IV.	MSIC, Inc.			Delaware
			IV.	MS Builders Insurance Company			Vermont
		III.	Tudor Engineering Company				Delaware